UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08038	04-2648081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices, including zip code)

713-651-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	KEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On May 20, 2020, Key Energy Services, Inc., a Delaware corporation (the “Company” or “Key”), Key Energy Services, LLC, a Texas limited liability company (“Key Energy LLC”), the lenders party thereto (“Lenders”) and Bank of America, N.A., as administrative agent (“Administrative Agent”), entered into Amendment No. 4 to that certain Loan and Security Agreement dated as of December 15, 2016 (“Amendment”). Pursuant to the Amendment, the parties have agreed, among other things, to (i) reduce the lenders’ aggregate commitments to make revolving loans to $50 million, (ii) increase the applicable interest rate margin by 100 basis points to 375–425 basis points for LIBOR borrowings (with a 1.00% LIBOR floor) and 275–325 basis points for base rate borrowings (with a 2.00% base rate floor), in each case depending on the fixed charge coverage ratio at the time of determination, (iii) lower the availability thresholds for triggering certain covenants and (iv) add certain reporting requirements.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

10.1	Amendment No. 4 to Loan Agreement, dated as of May 20, 2020, by and among Key Energy Services, Inc., Key Energy Services, LLC, the Lenders party thereto, and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: May 20, 2020	By:	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Senior Vice President,
Chief Administrative Officer,
General Counsel & Corporate Secretary